Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 (713) 836-3600 www.kirkland.com	Facsimile: +1 (713) 836-3601

[●], 2021

Janus Parent, Inc.

14 Fairmount Avenue

Chatham, New Jersey 07928

Ladies and Gentlemen:

We are acting as special counsel to Janus Parent, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4, which includes the Proxy Statement/ Prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2021 (File No. 333-252859), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated as of December 21, 2020, by and among the Company, Juniper Industrial Holdings, Inc. (“JIH”), Janus Midco, LLC (“Midco”), and the other parties thereto (the “Business Combination Agreement”).

As a result of the consummation of the transactions contemplated by the Business Combination Agreement, each outstanding share of Class A common stock of JIH, par value $0.0001 per share (“JIH Class A common stock”) and each outstanding share of Class B common stock of JIH, par value $0.0001 per share, will be converted into one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and each outstanding warrant of JIH (other than 50% of the warrants held by Juniper Industrial Sponsor, LLC), each entitling the holder thereof to purchase one share of JIH Class A common stock at an exercise price of $11.50 per share, will be converted into the right to receive a warrant to purchase one share of Common Stock at an exercise price of $11.50 per share (each, a “Warrant”), Midco will become a direct or indirect wholly owned subsidiary of JIH and JIH will become a wholly owned subsidiary of the Company.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of (i) 140,525,000 shares of Common Stock representing (a) 113,125,000 shares of Common Stock (b) 27,400,000 shares of Common Stock to be issued upon the exercise of the Warrants and (ii) 27,400,000 Warrants.

In connection with the preparation of this opinion, we have, among other things, read:

(i) the Business Combination Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement,

(ii) the Certificate of Incorporation of the Company in the form filed as Exhibit 3.3 to the Registration Statement,

(iii) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.5 to the Registration Statement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) (the “Charter”),

(iv) the Amended and Restated Bylaws (the “Bylaws”) of the Company in the form filed as Exhibit 3.6 to the Registration Statement,

(v) the Warrant Agreement, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by JIH on November 13, 2019;

(vi) the Warrant Agreement in the form attached as Annex C to the Registration Statement (the “Warrant Agreement”);

(vii) the Registration Statement and the exhibits thereto; and

(viii) such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(i) When the shares of Common Stock are delivered in accordance with the terms of the Business Combination Agreement, the shares of Common Stock will be duly authorized and validly issued, fully paid and non-assessable;

(ii) The shares of Common Stock issuable upon the exercise or redemption of the Warrants have been duly authorized and, when issued upon the exercise by the holders of Warrants and the payment of the exercise price in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable;

(iii) When the Warrants are delivered in accordance with the terms of the Business Combination Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York;

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Common Stock and Warrants, (ii) the terms of the Warrant Agreement are consistent with the description of the terms of such agreement set forth in the Registration Statement, and (iii) at the time of the issuance, sale and delivery of each share of Common Stock and Warrant, as applicable, (x) the authorization of such share of Common Stock or Warrant, as applicable, by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such share of Common Stock or Warrant, as applicable, and (y) the issuance, sale and delivery of such share of Common Stock or Warrant, as applicable, the terms of such share of Common Stock or Warrant, as applicable and compliance by the Company with the terms of such share of Common Stock or Warrant, as applicable, will not violate any applicable law, any agreement or instrument then binding upon the Company (including, but not limited to the Warrant Agreement) or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

KIRKLAND & ELLIS LLP